UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 Needham Street,
Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BIXT	OTC(Pink)

Item 1.01. Entry Into a Material Definitive Agreement.

On July 26, 2019, Bioxytran, Inc. (“Bioxytran,” or the “Company”) entered into an Advisory Board Agreement (the “JB Agreement”) effective July 15, 2019 whereby Jonathan Barkman (“JB Advisor”) will serve as a member of Bioxytran’s Advisory Board.  JB Advisor will advise Bioxytran on market insight guidance, capital markets promotion, developing capital markets and financing strategies build market awareness with potential accredited investors, funds, traders and broker dealers with whom JB Advisor has maintained a longstanding relationship, introduce Bioxytran to such individuals and entities and as otherwise requested by the Chief Executive Officer of Bioxytran and agreed to by JB Advisor. The term of the JB Agreement is three months, renewable for two additional three-month terms or as extended by the Board of Directors of Bioxytran and as agreed to in writing by Bioxytran and the JB Advisor.

As compensation for his services, Bioxytran will issue JB Advisor 100,000 shares of Bioxytran’s common stock, par value $0.01 per share (the “Common Stock”) upon the execution of the JB Agreement and 50,000 shares of Common Stock at the beginning of each additional three month term the JB Agreement is renewed and a fee of $1,500 per month during the term which shall accrue until Bioxytran raises $1,250,000 or more and then shall be payable monthly thereafter. In addition, Bioxytran will pay for Advisor’s pre-approved expenses. The JB Agreement may be terminated by either party with 15 days prior written notice. Upon termination of the JB Agreement, JB Advisor shall receive payment for services performed and expenses paid or incurred. The JB Agreement also contains protection for Bioxytran’s intellectual property and confidential information. Advisor is an independent contractor and is not entitled to any employee benefits.

The foregoing description of the JB Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the JB Agreement, which is filed as Exhibit 10.26 to this Current Report on Form 8-K and incorporated herein by reference.

On July 26, 2019 Bioxytran entered into an Advisory Board Agreement (the “CT Agreement”) effective July 16, 2019 whereby Cynthia Tsai (“CT Advisor”) will serve as a member of Bioxytran’s Advisory Board.  CT Advisor will advise Bioxytran regarding strategic planning, introduce Bioxytran to key relationships in the biotechnology industry, develop relationships with potential investors and investment bankers and as otherwise requested by the Chief Executive Officer of Bioxytran and agreed to by CT Advisor. The term of the CT Agreement is three months, renewable for two additional three-month terms or as extended by the Board of Directors of Bioxytran and as agreed to in writing by Bioxytran and the CT Advisor.

As compensation for his services, Bioxytran will issue CT Advisor 100,000 shares of Bioxytran’s Common Stock upon the execution of the CT Agreement and 50,000 shares of Common Stock at the beginning of each additional three month term the CT Agreement is renewed and a fee of $1,500 per month during the term which shall accrue until Bioxytran raises $1,250,000 or more and then shall be payable monthly thereafter. In addition, Bioxytran will pay for CT Advisor’s pre-approved expenses. The CT Agreement may be terminated by either party with 15 days prior written notice. Upon termination of the CT Agreement, CT Advisor shall receive payment for services performed and expenses paid or incurred. The CT Agreement also contains protection for Bioxytran’s intellectual property and confidential information. CT Advisor is an independent contractor and is not entitled to any employee benefits.

The foregoing description of the CT Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CT Agreement, which is filed as Exhibit 10.27 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On July 26, 2019, Bioxytran issued a press release, “Bioxytran, Inc. Bolsters Advisory Board with Addition of Veteran Financial Advisor Jonathan Barkman”

On August 1, 2019, Bioxytran issued a press release, “Bioxytran, Inc. Appoints Cynthia Ekberg Tsai to Company Advisory Board.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.26	Form of Advisory Board Agreement between Bioxytran, Inc. and Jonathan Barkman effective July 15, 2019.

10.27	Form of Advisory Board Agreement between Bioxytran, Inc. and Cynthia Tsai effective July 16, 2019.

99.1	Press Release dated July 26, 2019.

99.2	Press Release dated August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dr. David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: August 1, 2019

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